UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2022
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307	87-0189025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main
Salt Lake City,	Utah	84133-1109
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (801) 844-7637

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ZION	The NASDAQ Stock Market, LLC
Depositary Shares each representing a 1/40th ownership interest in a share of:
Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONP	The NASDAQ Stock Market, LLC
Series G Fixed/Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONO	The NASDAQ Stock Market, LLC
6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028	ZIONL	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

ITEM 7.01. REGULATION FD DISCLOSURE

Effective for the first quarter of 2022, Zions Bancorporation, National Association (the “Bank”) made certain financial reporting changes and reclassifications to noninterest expense in its Consolidated Statements of Income. These financial reporting changes were made primarily to improve the presentation and disclosure of certain expenses related to the Bank's ongoing technology initiatives. Other expense line items were impacted by these changes and reclassifications.
These changes and reclassifications (1) were adopted by the Bank retrospectively to January 1, 2020, (2) reflect changes only to noninterest expense in the Consolidated Statements of Income, and (3) do not impact net income, net interest income, or noninterest income.
Highlights of the financial reporting changes and reclassifications to noninterest expense include:
•A new line item, “Technology, telecom, and information processing,” was added and primarily consists of certain expense reclassifications from (1) “Furniture, equipment and software, net,” such as hardware depreciation and software amortization and maintenance expenses, and (2) “Other” noninterest expense, such as data processing and communications expenses;
•The line items “Occupancy, net” and “Furniture, equipment and software, net” have been combined into one line item and renamed to “Occupancy and equipment, net,” which now includes occupancy expense, furniture depreciation expense, and nontechnology-related equipment expenses;
•The line item “Advertising” has been renamed to “Marketing and business development,” and now includes advertising expense and certain expense reclassifications from “Other” noninterest expense, such as donations, public relations, and business development expenses;
•The line item “FDIC premiums” has been renamed to “Deposit insurance and regulatory expense,” and now includes FDIC premiums expense and certain expense reclassifications from “Other” noninterest expense, such as other regulatory expenses.
Management believes these reporting changes result in a more relevant presentation of the Bank's business and operations.
The information in this Form 8-K is being furnished to assist investors in understanding how the Bank's results would have been presented in previously filed reports had such financial statements been reported consistent with the changes and reclassifications.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Revised supplemental information to reflect certain financial reporting changes.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION, NATIONAL ASSOCIATION

By:	/s/ Paul E. Burdiss
Name:	Paul E. Burdiss
Title:	Executive Vice President and Chief Financial Officer

Date: April 1, 2022